MAVERICK
OIL AND GAS, INC.


July 10, 2006

PERSONAL & CONFIDENTIAL
------------------------
Mr. Stephen M. Cohen
1835 Market Street, Suite 1500
Philadelphia, PA 19103

Dear Steve:

On behalf of the Maverick Oil and Gas, Inc. (the "Company") I am pleased to offer you the position of General Counsel on the following basic terms and conditions:

Title and Reporting
Relationship:                          You have been hired as our Director of
                                       Legal Affairs and Corporate Counsel with direct responsibility to oversee corporate legal matters including SEC reporting, matters of corporate governance and general transactional oversight. You will report directly to the Company's CEO. Your position will not be as an executive officer, although we understand that you may wish to consider an executive position in the future.

Commencement of Duties:                Effective as of July 1, 2006.

Initial Compensation: $240,000 annual base salary, which will be subject to an annual review, however, may not be reduced below the initial base salary level. You will be an exempt employee and your salary will be paid in equal periodic installments according to the Company's customary payroll practices, with the usual deductions for state and federal taxes.

Annual Incentive Plan:                 You will be eligible to participate in an
                                       annual bonus program with a target of
                                       50% of base salary with a maximum of 100% of base.




          888 East Las Olas Blvd., Suite 400; Fort Lauderdale, FL 33301
                      Tel: 954-463-5707; Fax: 954-463-6260


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Mr. Stephen Cohen
July 10, 2006
Page 2

                                       Targets will be mutually set between you and myself and will be weighted fifty percent on items within your area of responsibility, such as the management of the Company's legal and SEC affairs, and fifty percent on overall corporate objectives, relating to items such as oil and gas drilling results, the success of the Company's lease acreage acquisition program, stock price, and the like..

Stock Options and Stock Awards:
                                       Pending approval by our Board of
                                       Directors, you will be given an initial
                                       stock grant of 100,000 shares of
                                       restricted stock under our 2005 Stock
                                       Incentive Plan, which will vest upon
                                       commencement of employment. Also pending
                                       Board approval, you will receive options to purchase 500,000 shares under our 2005 Stock Incentive Plan, vesting 20% on an annual basis. The options will be granted at an exercise price equal to the closing price of the stock on the business day prior to the date on which the option agreement is accepted by you. The Options and restricted stock awards shall fully accelerate upon a "Change of Control" (as hereafter defined). You will also be eligible for periodic stock options in the future as they may be granted by the Board of Directors.

Benefits:
                                       o  Personal expense allowance of $1,000
                                          per month.
                                       o  Three weeks vacation.
                                       o  Fully paid Medical/Dental insurance
                                          premiums (covering Employee and
                                          spouse).
                                       o  Paid premiums on Life
                                          Insurance policy in amounts
                                          consistent with other senior
                                          executives.
                                       o  For at least your first full
                                          year of employment, we will
                                          provide you with temporary
                                          housing and a housing
                                          expense allowance covering
                                          utilities, furnishings and
                                          the like.
                                       o  Other fringe benefits consistent
                                          with those granted to CEO and CFO.

Expense Reimbursement:

                                       The Company will pay on your behalf
                                       expenses incurred by you in the
                                       performance of your duties hereunder,
                                       including without limitation reasonable
                                       expenses incurred by you in attending
                                       conventions, seminars, other business
                                       meetings and for promotional expenses,
                                       provided that any such activities must be related to the Company's business, and all dues in your trade and professional organizations and all related individual expenses.


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Mr. Stephen Cohen
July 10, 2006
Page 3

Change of Control and
Severance:                             Should your employment be terminated as a
                                       result of: (i) your death; (ii) an
                                       illness or your "disability" (as
                                       hereafter defined); (iii) by the Company other than "for cause" (as hereafter defined); or (iv) by you for "good reason" (as hereafter defined), then: (x) you will be entitled to receive severance payments from the Company for a period of 12 months from the date of such termination of service in the form of salary continuation at your base salary level prior to such termination
                                       (inclusive of the greater of your prior
                                       year's bonus or your minimum 50% bonus
                                       payout level), plus a continuation of the health, medical and other benefits described above to which you were entitled at the time of such termination during the period of such severance payments; and (y) the vesting of any and all stock options and stock awards that you have at the time of such termination will be automatically and immediately accelerated as if you had completed an additional 24 months of service from the date of such termination.

                                       However, should your employment be
                                       terminated by the Company other than "for cause" and within 180 days following a "Change of Control" as hereafter defined, then the severance payments described above will continue instead for a period of 24 months from the date of your termination under this Section. As a condition to the receipt of any severance payments from the Company, you shall be required to execute a separation agreement that shall include the broadest form of a waiver and release of all claims against the Company.

                                       In the event of a "Change of Control",
                                       all of your stock options and stock
                                       awards shall automatically and
                                       immediately accelerate and become 100%
                                       vested.

                                       Should your employment be terminated as a result of: (i) your voluntary resignation; or (ii) by the Company "for cause", then the Company's only obligation shall be to pay you such portion of your base salary as may be accrued but unpaid on the date of termination. Your rights under your options and stock awards shall in that instance be treated in the manner set forth within their respective grant documents.

Location:                              Maverick Oil and Gas, Inc. is located in
                                       Fort Lauderdale, FL and Addison, Texas.
                                       Your place of assignment will be in the
                                       Fort Lauderdale office. In addition, for at least your first year of employment, you will be permitted to work out of, and maintain a small office in the Philadelphia area, the expenses of which will be assumed by the Company, including your personal secretary, who will become an employee of the Company.
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Mr. Stephen Cohen
July 10, 2006
Page 4


Permitted
Outside Endeavors:
                                       You may continue to engage in the
                                       following activities: (a) attending board of directors' or like meetings of other companies in which you have invested or in which you have been elected to serve, and (b) managing your personal investments, provided that such activities set forth in (a) and (b) (individually or collectively) do not materially and adversely interfere or conflict with the performance of your duties or responsibilities under this Agreement. Additionally, since we recognize that you have an existing law practice, you will be permitted a period of at least one year to continue servicing existing client or general counsel relationships and engagements.






Indemnification and
Directors & Officers
Insurance Coverage:

                                       The Company shall indemnify and defend
                                       you and your heirs, executors and
                                       administrators, to the greatest extent
                                       permissible under law, against any costs or expense (including reasonable attorneys' fees and amounts paid in settlement, if such settlement is approved by the Company), fine, penalty, judgment and liability reasonably incurred by or imposed upon you in connection with any action, suit or proceeding, civil or criminal, to which you may be made a party or with which you shall be threatened, by reason of your being or having been an officer, director or employee, unless with respect to such matter you shall have been adjudicated in any proceeding not to have acted in good faith or in the reasonable belief that the action was in the best interests of the Company, or unless such indemnification is precluded by law, public policy, or if such indemnification is being sought as a result of your actions which were either: (i) grossly negligent; or (ii) in violation of rules, regulations or laws applicable to the Company. Furthermore, at all times during which you shall either serve as an officer or employee of the Company, the Company will maintain in place an insurance policy covering the acts of officers and employees in the same general scope and coverage limits as is in place as of the date of this agreement.

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Mr. Stephen Cohen
July 10, 2006
Page 5




Definitions:                           For the purposes of this Agreement, the
                                       following terms have the meanings
                                       ascribed below:

                                       "Change of Control" shall mean the
                                       occurrence of any one of the following
                                       events: (a) any "person" as such term is used in Section 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than a subsidiary or other affiliate of the Company), becomes a "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of 50% or more of any class of the Company's issued and outstanding common or preferred stock, which interest in such stock comprises 50% or more of all issued and outstanding voting shares; (b) the majority of the Company's board of directors consists of individuals other than "Incumbent Directors", which means the members of the Company's Board of Directors on the Effective Date of this Agreement; provided, that any person becoming a director subsequent to such date whose election or nomination for election was supported by at least one-half of the directors who then comprised the Incumbent Directors shall be considered to be an Incumbent Director; (c) if there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity; (d) a plan of liquidation or dissolution of the Company; or (e) the removal from office or the resignation of the Company's now current Chief Executive Officer.

                                       "Disability" shall mean if, for physical or mental reasons, you are unable to perform the essential functions of your duties with reasonable accommodation under this Agreement for 120 consecutive days, or 120 days during any twelve-month period. Disability will be determined by a medical doctor selected by written agreement of you and the Company upon the request of either party by notice to the other. If both of us cannot agree on the selection of a medical doctor, each of us will select a medical doctor and the two medical doctors will select a third medical doctor who will determine whether you have a Disability. The determination of the medical doctor selected under this Section will be binding on both parties.

                                       "For Cause" means: (a) your material
                                       breach of this Agreement, which is not
                                       cured within fifteen (15) days after
                                       written notice to you; (b) theft, fraud, or misappropriation (or attempted misappropriation) of any of the Company's funds or property; or (c) a conviction or entry of a guilty plea or plea of no contest with respect to a felony or other crime involving moral turpitude for which imprisonment is a possible punishment.

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Mr. Stephen Cohen
July 10, 2006
Page 6

                                       "Good Reason" shall mean, unless you
                                       shall have consented in writing thereto:
                                       (i) the breach by the Company of any
                                       agreement or obligation under this
                                       Agreement after notice and a fifteen (15) day right to cure; or (ii) the termination, suspension or failure to renew or maintain the Company's directors and officers insurance policy at policy limits and scope of coverage generally proximate to the current policy(ies).

Entire Agreement:                      This Agreement and the documents
                                       referenced herein, contain the entire
                                       agreement between the parties with
                                       respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

Governing Law
and Arbitration:                       This Agreement will be governed by the
                                       laws of the State of Florida without
                                       regard to conflicts of laws principles.
                                       The parties agree to settle any disputes or controversies that may arise under this Agreement exclusively by arbitration in Broward County, Florida in accordance with the commercial arbitration rules of the American Arbitration Association then in effect.

Binding Nature:                        This Agreement shall be binding upon and
                                       inure to the benefit of the parties and
                                       their respective successors, heirs and
                                       assigns.

I believe you will have many exciting challenges and considerable personal satisfaction; and at the same time, your leadership will provide new impetus and direction for our business. I look forward to your affirmative response and will be happy to discuss any matter that might assist you in making that decision.

Yours truly,

MAVERICK OIL AND GAS, INC.

By: /s/ V. Ray Harlow
   ------------------------------
   V. Ray Harlow
   Chief Executive Officer
   Maverick Oil and Gas, Inc.


Accepted:

By:/s/ Stephen M. Cohen             Date: July 10, 2006
   ---------------------                  -------------
   Stephen M. Cohen